Exhibit 10



                                  July 25, 1997


Golden Phoenix Minerals, Inc.
4935 San Diego Court
Sparks, NV 89436

Gentlemen:

         I have acted as counsel for the company in connection with the preparation of the Registration Statement, and, based on this, I am of the opinion that:

         1. The company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Minnesota, with corporate authority to conduct the business in which it is now engaged, and as described in the Registration Statement.

         2. There is not pending, or to the knowledge of counsel, threatened, any action, suit, or proceeding before or by any court or governmental agency or body to which the company is a party, or to which any property of the company is subject, and which, in the opinion of counsel, could result in a material adverse change in the business, business prospects, financial position or results of operations, present or prospective, of the company or of its properties or assets.

         3. There is no liquidation preference for any shareholder, common or preferred, all have the same standing in regard to liquidation.




                                             Cordially,



                                             /s/ CHARLES CLAYTON